Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2009, on the financial statements and financial highlights of Pioneer Fund included in the Annual Report to the Shareowners for the year ended December 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 83 to the Registration Statement (Form N-1A, No.002-25980) of Pioneer Fund.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG

Boston, Massachusetts
April 27, 2009